SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 30, 2002


                                IMAX CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                     CANADA
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                 (State or Other Jurisdiction of Incorporation)

                0-24216                           98-0140269
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     (Commission File Number)      (I.R.S. Employer Identification No.)

     2525 Speakman Drive, Sheridan Park, Mississauga, Ontario L5K 1B1
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     (Address of Principal Executive Offices)             (Zip Code)

                                 (905) 403-6500
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              (Registrant's Telephone Number, Including Area Code)


                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

Imax Corporation (the "Company") has reached an agreement with Regal Entertainment Group, Inc., or REG, with respect to: (a) a settlement of all litigation between the Company and REG's affiliate, Edwards Theatres, Inc.("Edwards"); (b) a settlement of any and all of the Company's claims in connection with Edwards' bankruptcy cases; (c) the installation of projection systems for five (5) IMAX (R) theatres at certain locations owned and/or operated by REG; and (d) terms relating to REG's operation of the IMAX theatres. Pursuant to the agreement, and subject to the approval of the court supervising the bankruptcy of Edwards, the Company will receive $13.5 million from REG in connection with the transaction and settlement of the above-referenced actions. Edwards filed for protection from its creditors pursuant to United States bankruptcy laws in August 2000 and emerged from bankruptcy proceedings in September 2001. (See the attached press release dated October 30, 2002, filed as Exhibit 99.1 hereto and incorporated herein by this reference.)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IMAX CORPORATION
                                        (Registrant)


Date:  October 30, 2002                 By:        /s/ Richard L. Gelfond
                                            ------------------------------------
                                             Name: Richard L. Gelfond
                                             Title:  Co-Chairman and
                                                     Co-Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit           Description

99.1              Press Release dated October 30, 2002



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